UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 2, 2007 Date of Report (Date of earliest event reported)

NU SKIN ENTERPRISES, INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-12421 (Commission File Number)	87-0565309 (IRS Employer Identification Number)

75 West Center Street
Provo, UT 84601
(Address of principal executive offices and zip code)

(801) 345-1000
 (Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))
Item 2.05	Costs Associated with Exit or Disposal Activities.

On November 2, 2007, our board of directors authorized management, as part of our 2008 growth plan, to take steps to reduce our general and administrative expenses and improve profitability. These actions will include a reduction in labor, primarily in our corporate offices in the U.S. and in our China operations. We also plan to reduce our investment in retail stores in China by altering our retail strategy. We will open new flagship stores in key cities within China, while closing small retail outlets and branch offices in secondary cities. We believe we can operate more effectively and more efficiently by focusing our business around our larger flagship stores, complemented with small, satellite retail counters in key markets. As a result, we plan to open 5 flagship stores in Shanghai, Beijing and Guangzhou and close approximately 67 of our 115 retail stores in China.

We currently expect to incur restructuring charges in the fourth quarter of 2007 as we execute changes to reduce general and administrative expenses and improve profitability, primarily consisting of severance and other compensation charges and costs related to termination of leasehold interests. We currently estimate that the total restructuring charges will be approximately $10 million to $14 million, and that approximately $2 million of these charges will be non-cash charges. The estimated breakdown of the restructuring charges is as follows:

Employee severance costs:	$7.75 to $10.5 million (will result in future cash expenditures)
Leasehold termination costs:	$2.25 to $ 3.5 million (cash and non-cash charges)
Total:	$10.0 to $14.0 million

This filing contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, including our expectations regarding future restructuring charges and reductions in general and administrative expenses. These forward-looking statements reflect our current estimates and expectations and are subject to various risks and uncertainties that could cause actual results to differ materially from any forward-looking statement in this filing. These risks and uncertainties include the fact that all of the components of the restructuring plan are not finalized and the total costs and the timing of such costs may vary from the estimates provided due to changes in the scope or assumptions underlying our restructuring plans. The forward-looking statements are further qualified by the detailed discussion of the risks set forth in the documents filed by us with the Securities and Exchange Commission, including our Annual Report on Form 10-K filed on March 1, 2007, and our Quarterly Reports on Form 10-Q filed on May 10, 2007 and August 9, 2007. The forward-looking statements set forth our beliefs as of the date of this filing, and we assume no duty to update the forward-looking statements contained in this filing to reflect any changes, except as required by law.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NU SKIN ENTERPRISES, INC. (Registrant) /s/ D. Matthew Dorny D. Matthew Dorny Vice President

Date:    November 5, 2007